                                                       AUTOMATIC AND FACULTATIVE
                                              YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                                        EFFECTIVE March 1, 2003

                                                     PRUCO LIFE INSURANCE COMPANY
                                                 (hereinafter referred to as "PRUCO")

                                                         213 Washington Street
                                                     Newark, New Jersey 07102-2992

                                                                  And

                                             Transamerica Occidental Life Insurance Company
                                                 (hereinafter referred to as "TOLIC")

                                                         4333 Edgewood Road NE
                                                        Cedar Rapids, IA 52499

                                            AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                                                         REINSURANCE AGREEMENT

1.       PARTIES TO THE AGREEMENT

         This  Agreement is solely between TOLIC and PRUCO, a life  insurance  company  domiciled in the State of Arizona.  There is no third party beneficiary to this Agreement.  Reinsurance  under this Agreement will not create any right or legal  relationship between TOLIC and any other person, for example,  any insured,  policyowner,  agent,  beneficiary,  or assignee.  PRUCO agrees that it will not make  TOLIC a party  to any  litigation  between  any such  third  party  and  PRUCO.  PRUCO  will not use or disclose  TOLIC's name with regard to PRUCO's  agreements or  transactions  with these third parties  unless TOLIC gives prior written approval for the use or disclosure of its name or unless PRUCO is compelled by law to do so.

         The terms of this  Agreement are binding upon the parties,  their  representatives,  successors,  and assigns.  The parties to this  Agreement are bound by ongoing and continuing  obligations  and  liabilities  until the later of (1) when this Agreement terminates and (2) when the underlying  policies are no longer in force.  This  Agreement  shall not be bifurcated,  partially assigned, or partially assumed.

2.       EFFECTIVE DATE OF THE AGREEMENT

         This Agreement will be effective as of 12:01 A.M., March 1, 2003, and will cover policies effective on and after April 30,
         2000.

3.       SCOPE OF THE AGREEMENT

         The text of this Agreement and all Exhibits,  Schedules and Amendments are considered to be the entire  agreement  between the parties.  There are no other  understandings or agreements  between the parties regarding the policies reinsured other than as expressed in this  Agreement.  The parties may make changes or additions to this  Agreement,  but they will not be  considered to be in effect unless they are made by means of a written amendment that has been signed and dated by both parties.

4.       DURATION OF THE AGREEMENT

         The duration of this  Agreement will be unlimited.  However,  either party may terminate the Agreement for new business at any time by giving the other a 90-day  prior  written  notice.  TOLIC will  continue to accept new  reinsurance  during the 90-day period.

         In addition,  this Agreement may be terminated  immediately  for the  acceptance of new  reinsurance by either party if one of the parties materially breaches this Agreement or becomes insolvent.

         Existing  reinsurance  will not be affected by the  termination of this Agreement  with respect to new  reinsurance.  Existing reinsurance  will remain in force until the  termination  or expiry of the  underlying  policies on which the  reinsurance  is based as long as PRUCO continues to pay reinsurance  premiums as described in Section 12.  However,  existing  reinsurance may be terminated in accordance with the recapture provision described in Section 20.

5.       BASIS OF REINSURANCE

         Reinsurance under this Agreement will be on the Yearly Renewable Term basis for the net amount at risk on the portion of each policy that is reinsured as described in Schedule A.

6.       AUTOMATIC REINSURANCE TERMS

         TOLIC  agrees to  automatically  accept  contractual  risks on the life  insurance  plans shown in Schedule A,  subject to the following requirements:

a.       CONVENTIONAL  UNDERWRITING.  Automatic reinsurance applies only to insurance  applications  underwritten by PRUCO according to
              PRUCO's  conventional  underwriting  and issue  practices.  Upon  request,  PRUCO shall  provide TOLIC with a copy of its current underwriting and issue practices and guidelines.

              In the event of significant changes in underwriting  practices in the industry,  it may be appropriate for PRUCO or TOLIC to request of the other party changes in the  underwriting  requirements.  The party requesting the change must provide a
              120-day  advance  written notice to the other party before the effective date of such change.  Recognition of reinsurance premium rates related to these changes must be determined within the 120-day period.  If the underwriting  change or rate change is  unacceptable  to either party,  this Agreement may be  unilaterally  terminated for acceptance of new business with a 90-day written termination notice to the other party.

b.       RESIDENCE.  To be eligible for  automatic  reinsurance,  each insured must either be a resident of the United States or Canada at the time of issue.

c.       OCCUPATION.  To be eligible  for  automatic  reinsurance,  the insured must not be employed in an  occupation  as shown in the
              Occupation Exclusion List in Schedule A.

d.       AUTOMATIC  PORTION  REINSURED.  For any policy  reinsured  under  automatic  reinsurance,  the portion  reinsured  is shown in
              Schedule A.

e.       RETENTION.  PRUCO will retain,  and not otherwise  reinsure,  an amount of insurance on each life equal to its retention shown in Schedule A.

f.       AUTOMATIC  ACCEPTANCE  LIMIT.  For any policy to be reinsured  under automatic  reinsurance,  the face amount shall not exceed the Automatic Acceptance Limit as shown in Schedule A.

g.       JUMBO LIMIT.  For any policy to be reinsured under automatic  reinsurance,  the total amount of insurance in force and applied for in all companies shall not exceed the Jumbo Limit as shown in Schedule A.

h.       MINIMUM CESSION.  The minimum amount of reinsurance per cession that TOLIC will accept is shown in Schedule A.

i.       FACULTATIVE QUOTES.  The risk shall not have been submitted on a facultative basis to TOLIC or any other reinsurer.

7.       AUTOMATIC REINSURANCE NOTICE PROCEDURE

         After the policy has been paid for and delivered,  PRUCO will submit all relevant  individual policy  information,  as defined in Schedule C, in its next statement to TOLIC.

8.       FACULTATIVE OBLIGATORY REINSURANCE

         When a policy does not qualify for automatic  reinsurance  because (1) the  Automatic  Acceptance  Limit is exceeded,  (2) the
         Jumbo Limit is exceeded  or (3) the  applicant  is employed in an  occupation  included in the  Occupation  Exclusion  List in
         Schedule A, PRUCO may make a request to reserve capacity  through  facultative  obligatory  reinsurance by contacting TOLIC by facsimile.  The request will include the name of the insured,  date of birth,  ceding  company,  amount applied for and amount inforce.  If PRUCO  reserves  capacity  and the  policy is  issued,  PRUCO  must  submit a form  substantially  similar to the
         "Notification of Reinsurance" form shown in Schedule F.

9.       FACULTATIVE REINSURANCE

         PRUCO may apply for  facultative  reinsurance  with TOLIC on a risk if the automatic  reinsurance  terms are not met or if the terms are met and it prefers to apply for  facultative  reinsurance.  To obtain a facultative  reinsurance  quote,  PRUCO must submit the following:

a.       A form substantially similar to the "Application for Reinsurance" form shown in Schedule E.

b.       Copies of the original insurance  application,  medical examiner's reports,  financial  information,  and all other papers and information obtained by PRUCO regarding the insurability of the risk.

         After  receipt of PRUCO's  application,  TOLIC will  promptly  examine the  material  and notify PRUCO either of the terms and conditions of TOLIC's offer for  facultative  reinsurance or that no offer will be made.  TOLIC's offer expires 120 days after the offer is made unless the written offer  specifically  states  otherwise.  If PRUCO accepts TOLIC's offer,  then PRUCO will make a dated notation of its acceptance in its  underwriting  file and mail as soon as possible a formal  reinsurance  cession to TOLIC using a form  substantially  similar to the  Notification of Reinsurance  form shown in Schedule F. If PRUCO does not accept TOLIC's offer, then PRUCO will notify TOLIC in writing as soon as possible.

10.      COMMENCEMENT OF REINSURANCE COVERAGE

         Commencement of TOLIC's reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

a.       AUTOMATIC  REINSURANCE.  TOLIC's  reinsurance  coverage  for any policy that is issued on or after March 1, 2003 that is ceded automatically  under  this  Agreement  will  begin  simultaneously  with  PRUCO's  contractual  liability  for the policy reinsured.  TOLIC's reinsurance coverage for any policy that is issued prior to March 1, 2003 that is ceded automatically under this  Agreement  will begin on March 1, 2003.  In either  instance,  no coverage will begin prior to March 1, 2003.
              Reinsurance  coverage for all policies that are ceded  automatically  under this Agreement will end  simultaneously  with
              PRUCO's contractual liability for the policy reinsured.

              In addition,  TOLIC will be liable for benefits paid under PRUCO's  conditional  receipt or temporary insurance agreement if all of the conditions for automatic reinsurance coverage under Section 6 of this Agreement are met.

              For UL, VUL II and ProFunds  policies,  TOLIC's  liability  under  PRUCO's  conditional  receipt or  temporary  insurance agreement is limited to the lesser of (1) TOLIC's reinsured portion of the face amount of the policy and (2) $100,000.

b.       FACULTATIVE  OBLIGATORY  REINSURANCE.  TOLIC's  reinsurance  coverage  for any  policy  that  is  ceded  under  the  terms  of facultative  obligatory  reinsurance in this Agreement will begin when (1) PRUCO accepts  TOLIC's offer by making a dated notation of its acceptance in its underwriting  file and mailing the  "Notification of Reinsurance" form to TOLIC and (2)
              the policy has been issued.

              In addition,  TOLIC will be liable for benefits paid under PRUCO's  conditional  receipt or temporary insurance agreement if the  conditions  for automatic  reinsurance  stated in Section 6a, b, e, h, and i of this  Agreement are met.  TOLIC's liability  under  PRUCO's  conditional  receipt or  temporary  insurance  agreement  will be  limited  to the  portion of
              $1,000,000  that is derived as the  amount of  capacity  reserved  by PRUCO  from  TOLIC  divided by the total  amount of capacity reserved by PRUCO from all reinsurers.

c.       FACULTATIVE  REINSURANCE.  TOLIC's reinsurance  coverage for any policy that is ceded facultatively under this Agreement shall begin when (1) PRUCO accepts  TOLIC's offer by making a dated  notation of its  acceptance in its  underwriting  file and mailing the "Notification of Reinsurance" form to TOLIC and (2) the policy has been issued.

              In addition,  TOLIC will be liable for benefits paid under PRUCO's conditional receipt or temporary insurance  agreement.
              TOLIC's liability under PRUCO's  conditional  receipt or temporary  insurance agreement will be limited to the portion of
              $1,000,000  that is derived as the  amount of  capacity  reserved  by PRUCO  from  TOLIC  divided by the total  amount of capacity reserved by PRUCO from all reinsurers.

d.       PRE-ISSUE  COVERAGE.  The  pre-issue  coverage for benefits  paid under  PRUCO's  conditional  receipt or temporary  insurance agreement  will be effective  once all initial  medical  exams and tests have been  completed.  The  pre-issue  liability applies  only  once on any  given  life at one time no  matter  how many  conditional  receipts  or  temporary  insurance agreements  are in effect.  After a policy has been issued,  no  reinsurance  benefits are payable  under this  pre-issue coverage provision.

11.      REINSURANCE PREMIUM RATES

a.       LIFE  REINSURANCE.  The  reinsurance  premiums  per $1000 are shown in Schedule  B.  Reinsurance  premiums  for  renewals  are calculated using (1) the issue ages, (2) the duration since issuance and (3) the current underwriting classification.

b.       RATES NOT  GUARANTEED.  The  reinsurance  premium rates are not  guaranteed.  TOLIC  reserves the right to change the rates at any time.  If TOLIC  changes  the rates,  it will give PRUCO a 90-day  prior  written  notice of the  change.  Any change applies only to reinsurance premiums due after the expiration of the notice period.

              TOLIC further  agrees that PRUCO's right of recapture  under Section 20 of this Agreement will be triggered if Prudential deems a rate change unacceptable.

12.      PAYMENT OF REINSURANCE PREMIUMS

         a.     PREMIUM DUE. For each policy  reinsured under this  Agreement,  reinsurance  premiums are payable  annually in advance.
                These  premiums are due on the issue date and each  subsequent  policy  anniversary.  Within 30 days after the close of each  reporting  period,  PRUCO will send TOLIC a statement  of account for that period  along with payment of the full balance  due. On any payment  date,  monies  payable  between  TOLIC and PRUCO  under this  Agreement  may be netted to determine  the payment  due.  This offset will apply  regardless  of the  insolvency  of either  party as  described in
                Section 23. If the  statement  of account  shows a balance due PRUCO,  TOLIC will remit that amount to PRUCO  within 30 days of receipt of the statement of account.  All financial  transactions under this Agreement will be in United States dollars.  If the reinsurance  premium amounts cannot be determined on an exact basis by the dates described below, such payments will be paid in accordance  with a mutually agreed upon formula which will  approximate  the actual  payments.
                Adjustments will then be made to reflect actual amounts when such information is available.

         b.     FAILURE TO PAY  PREMIUMS.  If  reinsurance  premiums are 90 days past due, for reasons other than those due to error or omission as defined  below in Section 22, the  premiums  will be  considered  in default  and TOLIC may  terminate  the reinsurance by providing a 30-day prior written  notice,  provided  payment is not received  within that 30-day period.
                TOLIC will have no further  liability as of the  termination  date.  PRUCO will be liable for the prorated  reinsurance premiums  to the  termination  date.  PRUCO  agrees that it will not force  termination  under the  provisions  of this paragraph  solely to avoid the  recapture  requirements  or to  transfer  the block of  business  reinsured  to another reinsurer.

                At the end of this 30-day period, TOLIC's liability will automatically  terminate for all reinsurance on which balances remain due and  unpaid,  including  reinsurance  on which  balances  became due and unpaid  during and after the 30-day notice period.

                PRUCO may reinstate  reinsurance  terminated  for  non-payment of balances due at any time within 60 days following the date of termination.  However,  TOLIC will have no liability for claims incurred  between the termination  date and the reinstatement date.

         c.     PREMIUM  ADJUSTMENT.  If PRUCO overpays a reinsurance  premium and TOLIC accepts the  overpayment,  TOLIC's  acceptance will not  constitute  or create a reinsurance  liability or increase in any existing  reinsurance  liability.  Instead,
                TOLIC will be liable to PRUCO for a credit in the amount of the overpayment.  If a reinsured policy  terminates,  TOLIC will refund the excess reinsurance  premium.  This refund will be on a prorated basis without interest from the date of termination of the policy to the date to which a reinsurance premium has been paid.

13.      PREMIUM TAX REIMBURSEMENT

         See Schedule B.

14.      DAC TAX AGREEMENT

         PRUCO and TOLIC,  herein  collectively  called the "Parties",  or singularly the "Party",  hereby enter into an election under
         Treasury Regulations Section 1.848-2(g) (8) whereby:

a.       For each  taxable year under this  Agreement,  the party with the net positive  consideration,  as defined in the  regulations promulgated under Internal Revenue Code Section 848, will capitalize  specified policy acquisition  expenses with respect to this Agreement without regard to the general deductions limitation of Section 848 (c) (1);

b.       PRUCO and TOLIC agree to exchange  information  pertaining to the net  consideration  under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

c.       PRUCO will submit to TOLIC by May 1 of each year its calculation of the net consideration for the preceding calendar year.

d.       TOLIC may contest such  calculation  by providing an  alternative  calculation  to PRUCO in writing within 30 days of TOLIC 's receipt  of  PRUCO's  calculation.  If TOLIC  does not so notify  PRUCO,  TOLIC  will  report  the net  consideration  as determined by PRUCO in TOLIC's tax return for the previous calendar year;

e.       If TOLIC contests PRUCO's  calculation of the net  consideration,  the parties will act in good faith to reach an agreement as to the correct  amount within 30 days of the date TOLIC submits its  alternative  calculation.  If PRUCO and TOLIC do not reach agreement on the net amount of consideration  within such 30-day period,  then the net amount of consideration  for such year shall be determined by an independent  accounting  firm acceptable to both PRUCO and TOLIC within 20 days after the expiration of such 30-day period.

f.       PRUCO and TOLIC agree that this  election  shall first be effective  for the 2003  calendar tax year and will be effective for all subsequent taxable years for which this Agreement remains in effect.

         TOLIC and PRUCO  represent  and warrant  that they are subject to U.S.  taxation  under  either  Subchapter L of Chapter 1, or
         Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

15.      REPORTS

         The reporting  period is shown in Schedule A. For each reporting  period,  PRUCO will submit reports to TOLIC with information that is substantially similar to the information displayed in Schedule C.

         In addition,  the reports will include a billing and accounting  summary and a policy exhibit  summary  similar to the reports shown in Schedule D.

         Within 15 business  days after the end of each  calendar  year,  PRUCO will submit a reserve  credit  summary  similar to that shown in Schedule D. PRUCO will also submit this reserve  credit  summary  within 10 business days after the end of each other calendar quarter.

16.      RESERVES FOR REINSURANCE

         See Schedule A.

17.      CLAIMS

a.       NOTIFICATION  OF CLAIMS.  Once PRUCO has the systems  capability to provide TOLIC with a  notification  of claims  reported to
              PRUCO, or, until such time, upon request by TOLIC,  PRUCO will provide TOLIC with such  notification.  In addition,  once
              PRUCO has the systems  capability to provide TOLIC with a notification of contestable  claims,  or, until such time, upon request by TOLIC, PRUCO will provide TOLIC with such notification along with the relevant documentation,  for all claims, incurred within the first two policy years.

              After PRUCO receives a request for a claim payment for a policy  reinsured under this Agreement,  PRUCO will notify TOLIC that a claim is due under this  Agreement.  PRUCO will send TOLIC an itemized  statement  of amounts due PRUCO under this
              Agreement  along with all relevant  information  with respect to the claim,  including the claim proofs.  However,  claim proofs will not be  required by TOLIC if TOLIC's net amount at risk is less than or equal to $100,000  and PRUCO has paid the claim in full.  In such cases, PRUCO will provide TOLIC with the cause of death.

b.       AMOUNT AND PAYMENT OF BENEFITS.  As soon as TOLIC  receives  proper claim  notice and any required  proof of the claim,  TOLIC will  promptly pay the  reinsurance  benefits due PRUCO.  PRUCO's  contractual  liability for claims is binding on TOLIC.
              The maximum benefit payable to PRUCO under each reinsured policy is the amount specifically reinsured with TOLIC.

c.       CLAIM  SETTLEMENTS.  PRUCO will use its standard claim practices and guidelines in the  adjudication of all claims on policies reinsured  under this  Agreement.  Once TOLIC has been notified of a contestable  claim in accordance  with subsection a.
              above,  it will have ten business days to review the information and offer advice to PRUCO as to whether the claim should be paid or denied.  If there is a disagreement  between PRUCO and TOLIC as to whether PRUCO should pay or deny the claim,
              PRUCO will make a reasonable  effort to secure mutual  agreement  between the parties.  Any advice  offered by TOLIC will not be binding on PRUCO.  Furthermore,  if any insurance law requires  PRUCO to communicate  its decision  concerning the payment or denial of a claim to the claimant within a specified  period of time, then PRUCO will provide  notification to
              TOLIC of any timeframe  shorter than ten business days  applicable to TOLIC's review of the information at the time PRUCO provides the information to TOLIC for its review and opinion.

              Until such time as PRUCO has systems  capability to provide TOLIC with a notification of contestable  claims, and thereby administer the right of TOLIC to opt out of contested  claims,  claim settlements made by PRUCO,  including  compromises, shall be  unconditionally  binding on TOLIC.  TOLIC will share in any reduced  amount in  proportion  to its share of the liability.  Once PRUCO has the  systems  capability  to  administer  the right of TOLIC to opt out of  contested  claims,
              PRUCO will advise TOLIC of any intention to contest a claim involving a policy reinsured hereunder and PRUCO will provide  TOLIC with copies of all relevant  documents.  TOLIC may choose not to  participate  in such a contested  claim.
              TOLIC will have 10 business  days to  communicate  its decision to PRUCO.  If TOLIC chooses not to  participate,  it will discharge its liability by immediately  paying to PRUCO the full amount of TOLIC's liability on the portion of the policy reinsured  under this  Agreement,  regardless  of any  subsequent  outcome of such  contest.  PRUCO  expects to have this systems  capability in November 2003. Until PRUCO develops this  capability,  if TOLIC can determine  contestable  claims based upon its own data and information, TOLIC may choose whether or not to participate in the contest of such claims.

d.       CLAIM  EXPENSES.  TOLIC will pay its share of reasonable  investigation  and legal  expenses  connected with the litigation or settlement  of  policy  claims.  TOLIC  will  also pay its  share of any  interest  paid by PRUCO on any  claim  payment.
              However,  claim  expenses do not  include  routine  claim and  administration  expenses,  including  PRUCO's  home office expenses.  Also, expenses incurred in connection with a dispute or contest arising out of conflicting

e.       EXTRACONTRACTUAL  DAMAGES.  In no event will TOLIC  participate in punitive or compensatory  damages which are awarded against
              PRUCO as a result of an act,  omission or course of conduct  committed by PRUCO in connection  with the  insurance  under this Agreement.  TOLIC will,  however,  pay its share of statutory penalties awarded against PRUCO in connection with the insurance  reinsured  under this  Agreement.  The parties  recognize that  circumstances  may arise in which equity would require TOLIC, to the extent permitted by law, to share  proportionately in certain assessed damages.  Such circumstances are  difficult to define in advance,  but generally  would be those  situations in which TOLIC was an active party and in writing either  directed,  consented to, or ratified the act,  omission,  or course of conduct of PRUCO which  ultimately results in the assessment of punitive and/or compensatory  damages. In such situations,  PRUCO and TOLIC would share such damages assessed in equitable proportions.

              Routine  expenses  incurred in the normal  settlement of  uncontested  claims and the salary of an officer or employee of
              PRUCO are excluded from this provision.  For purposes of the provision, the following definitions will apply:

              "Punitive Damages" are those damages awarded as a penalty, the amounts of which are not governed or fixed by statute;

              "Statutory Penalties" are those amounts that are awarded as a penalty, but are fixed in amount by statute;

              "Compensatory  Damages" are those amounts  awarded to compensate for actual damages  sustained,  and are not awarded as a penalty, nor fixed in amount by statute.

18.      MISREPRESENTATION, SUICIDE, AND MISSTATEMENT

         If either a  misrepresentation  on an application or a death of an insured by suicide results in the return of policy premiums by PRUCO under the policy rather than payment of policy benefits,  TOLIC will refund all of the reinsurance  premiums paid for that policy to PRUCO.  If there is an  adjustment  for a  misrepresentation  or  misstatement  of age or sex, a  corresponding adjustment to the reinsurance benefit will be made.

19.      POLICY CHANGES

a.       NOTICE.  If a reinsured  policy is changed as described  below, a  corresponding  change will be made in the  reinsurance  for that policy.  PRUCO will notify TOLIC of the change in PRUCO's next report as stated in Section 15.

b.       INCREASES.  If a request for an  increase in the amount of  insurance  is made for a  reinsured  policy and the insured  meets
              PRUCO's underwriting  requirements and PRUCO approves the increase under the policy, then the amount of reinsurance under this Agreement will be adjusted as of the effective date of the increase.

              If a request for an increase is made for a reinsured policy and the insured meets PRUCO's  underwriting  requirements and a new policy is issued for the higher amount,  then reinsurance  under the old policy will cease as of the effective date of the change, and reinsurance under the new policy will commence as of the policy date of the new policy.

              If a request  for an  increase  in a  reinsured  policy is granted  without  the  insured  meeting  PRUCO's  underwriting requirements, then reinsurance on the increase will not be allowed.

              If a  request  for an  increase  does not meet all of the  terms of  automatic  reinsurance,  then  PRUCO  may  apply for facultative  obligatory reinsurance or facultative  reinsurance as stated in Section 8 and Section 9, respectively.  When this  happens,  it is the intent of PRUCO to reinsure  the entire  policy,  i.e.  the amount  before the increase and the amount of increase.  If the facultative increase is allowed, the automatic  reinsurance on the amount before the increase will be discontinued.

              If a reinsured  policy is increased as a result of a conversion  from term insurance and the increase is granted  without the insured  meeting  PRUCO's  underwriting  requirements,  then  reinsurance  will cease as of the effective date of the change.

c.       REDUCTION OR  TERMINATION.  If the amount of  insurance  on a reinsured  policy is reduced,  the  reinsurance  will be reduced proportionately as of the effective date of the reduction.

              If a reinsured policy is terminated, the reinsurance will cease on the date of such termination.

d.       PLAN  CHANGES.  If a reinsured  policy is changed to another  plan of insurance  that is not  currently  reinsured  under this
              Agreement as defined in Schedule A, then PRUCO will recapture in full the coverage  reinsured under this  Agreement,  and the reinsurance will cease with respect to the policy as of the effective date of the change.

              If a policy that is not reinsured  under this  Agreement is changed to a plan that is reinsured  under this  Agreement as defined in Schedule A and the insured has met PRUCO's  underwriting  requirements  for the plan change,  then reinsurance will commence as of the policy date of the new plan.

e.       DEATH  BENEFIT  OPTION  CHANGES.  If the death  benefit  option  under a  reinsured  policy is changed  and the face amount of insurance is either  increased or decreased,  the net amount at risk reinsured under this Agreement after the change will be the same as before the change.

f.       REDUCED PAID-UP  INSURANCE.  If any policy  reinsured under this Agreement is changed to Reduced  Paid-Up  Insurance,  the net amount at risk  reinsured  will be adjusted as  appropriate  and  reinsurance  will be continued in  accordance  with the provisions of the  underlying  policy.  Reinsurance  payments for the adjusted  policy will be  calculated  using (1) the issue age of the  original  policy,  (2) the duration  since  issuance of the  original  policy and (3) the  underwriting classification immediately prior to the change to Reduced Paid-Up Insurance.

20.      RECAPTURE

         At any time  during  the term of the  Agreement,  PRUCO may elect to  recapture  in full the  coverage  reinsured  under  this
         Agreement  following the  occurrence of either of the following  events:  (1) a "Risk Trigger  Event" as defined in Schedule A of this  Agreement;  or (2) a Plan  Change as  described  in Section 19 d. above:  or (3) the  Reinsurance  Premium  rates are increased.

         In addition,  after the  twentieth  policy  anniversary,  PRUCO may elect to recapture  all or an  appropriate  portion of the coverage  reinsured  under this  Agreement  to reflect  increases  in the  maximum  retention  limits for PRUCO and all of its affiliates,  collectively,  subsequent to the date of policy issue.  These maximum  retention  limits as of the effective date of this  Agreement are equal to the amounts shown in the Risk  Retention  Limits table shown in Schedule A. The portion of the coverage  that may be  recaptured  would be directly  related to the  increase in the limits.  To  illustrate,  if the maximum retention  limits are  increased  by 100%,  then the  portion  that may be  recaptured  from all  reinsurers  of the  policies reinsured  under this  Agreement  would be equal to 100% of the  portion of each  reinsured  policy that is retained by PRUCO.
         Furthermore,  the portion that may be recaptured  from TOLIC would be determined as TOLIC's prorata share of the total portion reinsured with all reinsurers.

         If PRUCO elects to recapture the risks ceded to TOLIC under this  Agreement as stated above,  it will do so by giving  written notice to TOLIC.  Upon the delivery of such notice,  all of the risks  previously  ceded under each of the policies subject to this Agreement  shall be recaptured,  effective as of the date specified in PRUCO's  notice.  If PRUCO does not specify in the written  notice the date that such  recapture is to be  effective,  then the  recapture  shall be effective  immediately  upon
         TOLIC's receipt of the notice.

         If a policy is  recaptured,  TOLIC will pay PRUCO the unearned  reinsurance  premium as of the date of recapture.  TOLIC shall not be liable, under this Agreement, for any claims incurred after the date of recapture.

21.      REINSTATEMENTS

         a.     AUTOMATIC  REINSTATEMENT.  If  PRUCO  reinstates  a policy  that was  originally  ceded  to TOLIC as  either  automatic reinsurance or facultative obligatory reinsurance using conventional  underwriting  practices,  TOLIC's reinsurance for the policy shall be reinstated.

         b.     FACULTATIVE  REINSTATEMENT.  If PRUCO has been  requested to reinstate a policy that was  originally  ceded to TOLIC as facultative  reinsurance and the reinstatement is processed under PRUCO's Long Form Reinstatement  Process,  then PRUCO will re-submit the appropriate  evidence for the case to TOLIC for underwriting  approval before the reinsurance can be reinstated.

         c.     PREMIUM ADJUSTMENT.  Reinsurance  premiums for the interval during which the policy was lapsed will be paid to TOLIC on a YRT basis by PRUCO.

22.      ERRORS AND OMISSIONS

         If either  TOLIC or PRUCO  fails to comply  with any of the  terms of this  Agreement  and it is shown  that the  failure  was unintentional or the result of a misunderstanding  or an administrative  oversight on the part of either party, this Agreement will remain in effect.  If the failure to comply changes the operation or effect of this  Agreement,  both parties will be put back to the  positions  they would have  occupied if the failure to comply had not  occurred.  This  section will not apply to any facultative submission until PRUCO has mailed the Notification of Reinsurance form to TOLIC .

23.      INSOLVENCY

         For the purpose of this Agreement, PRUCO or TOLIC shall be deemed "insolvent" if it does one or more of the following:

a.       A  court-appointed  receiver,  trustee,  custodian,  conservator,  liquidator,  government  official or similar  officer takes possession of the  property or assets of either PRUCO or TOLIC; or

b.       Either PRUCO or TOLIC is placed in  receivership,  rehabilitation,  liquidation,  conservation,  bankruptcy or similar  status pursuant to the laws of any state or of the United States; or

c.       Either PRUCO or TOLIC becomes  subject to an order to  rehabilitate  or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of PRUCO or TOLIC, as the case may be.

         In the event that PRUCO is deemed insolvent,  all reinsurance  claims payable hereunder shall be payable by TOLIC on the basis of PRUCO's  liability under the policies  reinsured without  diminution  because of the insolvency of PRUCO. Such claims shall be payable by TOLIC directly to PRUCO, its liquidator or statutory  successor.  It is understood,  however,  that in the event of such  insolvency,  the  liquidator  or receiver or statutory  successor of PRUCO shall give written  notice to TOLIC of the pendency of a claim  against TOLIC on a risk  reinsured  hereunder  within a reasonable  time after such claim is filed in the insolvency  proceeding.  Such notice  shall  indicate  the policy  reinsured  and  whether the claim could  involve a possible liability  on the part of  TOLIC.  Failure  to give  such  notice  shall  not  excuse  the  obligation  of TOLIC  unless it is substantially  prejudiced  thereby.  During the pendency of such claim,  TOLIC may  investigate  such claim and interpose,  at its own expense,  in the proceeding  where such claim is to be  adjudicated,  any defense or defenses it may deem available to
         PRUCO,  its  liquidator,  receiver or statutory  successor.  It is further  understood that the expense thus incurred by TOLIC shall be  chargeable,  subject to court  approval,  against  PRUCO as part of the  expense of  liquidation  to the extent of a proportionate share of the benefit which may accrue to PRUCO solely as a result of the defense undertaken by TOLIC .

         In the event TOLIC is deemed insolvent,  TOLIC will be bound by any legal directions  imposed by its liquidator,  conservator, or statutory  successor.  However,  and if not in conflict  with such legal  directions,  PRUCO shall have the right to cancel this Agreement  with respect to occurrences  taking place on or after the date TOLIC first  evidences  insolvency.  Such right to cancel shall be exercised by providing  TOLIC (or its  liquidator,  conservator,  receiver or statutory  successor)  with a written notice of PRUCO's intent to recapture  ceded  business.  If PRUCO  exercises such right to cancel and recapture  ceded business,  such  election  shall be in lieu of any  premature  recapture  fee.  Upon such  election,  PRUCO  shall be under no obligation  to TOLIC , its  liquidator,  receiver  or  statutory  successor;  however,  TOLIC , its  liquidator,  receiver  or statutory successor shall be liable for all claims incurred prior to the date of recapture.

24.      ARBITRATION

         a.     GENERAL.  All disputes and  differences  under this Agreement that cannot be amicably  agreed upon by the parties shall be decided by arbitration.  The arbitrators  will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life insurance and life reinsurance  industry.  The arbitrators will consider this Agreement as an honorable engagement rather than merely a legal obligation,  and they are relieved of all judicial formalities  and may abstain  from  following  the strict  rules of law.  The  arbitration  shall take place within the
                United States.

         b.     NOTICE.  To initiate  arbitration,  one of the parties will notify the other,  in writing,  of its desire to arbitrate.
                The notice will state the nature of the dispute  and the desired  remedies.  The party to which the notice is sent will respond to the  notification  in writing within 10 days of receipt of the notice.  At that time,  the responding  party will state any additional dispute it may have regarding the subject of arbitration.

c.           PROCEDURE.  Arbitration  will be heard  before  a panel  of  three  disinterested  arbitrators.  The  arbitrators  will be current or former executive officers or employees of life insurance or reinsurance companies;  however, these companies will not be either party or any of their  reinsurers or affiliates.  Each party will appoint one arbitrator.  Notice of the  appointment  of these  arbitrators  will be given by each party to the other  party  within 30 days of the date of mailing of the  notification  initiating  the  arbitration.  These two  arbitrators  will, as soon as possible,  but no longer than 45 days after the date of the  mailing of the  notification  initiating  the  arbitration,  then select the third arbitrator.

                Should  either  party fail to appoint an  arbitrator  or should the two initial  arbitrators  be unable to agree on the choice of a third arbitrator,  each arbitrator will nominate three candidates,  two of whom the other will decline, and the decision will be made by drawing lots on the final  selection.  Once chosen,  the three  arbitrators  will have the authority to decide all substantive and procedural  issues by a majority vote. The arbitration  hearing will be held on the date fixed by the  arbitrators  at a location  agreed upon by the  parties.  The  arbitrators  will issue a written decision  from which  there will be no appeal.  Either  party may reduce this  decision to a judgment  before any court that has jurisdiction of the subject of the arbitration.

d.           COSTS.  Each  party  will pay the fees of its own  attorneys,  the  arbitrator  appointed  by that  party,  and all  other expenses  connected  with the  presentation  of its own  case.  The two  parties  will  share  equal  cost of the third arbitrator.

25.      GOOD FAITH;  FINANCIAL SOLVENCY

         Each party  agrees  that all  matters  with  respect  to this  Agreement  require  its utmost  good  faith.  Each party or its representatives has the right at any reasonable time to inspect the other's records relating to this Agreement.

         Each party  represents and warrants to the other party that it is solvent on a statutory  basis in all states in which it does business or is licensed.  Each party agrees to promptly notify the other if it is  subsequently  financially  impaired.  TOLIC has entered into this Agreement in reliance upon PRUCO's  representations  and warranties.  Each party affirms that it has and will continue to disclose all matters  material to this  Agreement  and each cession.  Examples of such matters are a material change in underwriting or issue practices or philosophy, or a change in each party's ownership or control.

         TOLIC  represents  and  warrants to PRUCO that TOLIC is a licensed  or  accredited  reinsurer  under the  applicable  laws and regulations of Arizona and that TOLIC satisfies each of the current,  applicable legal and regulatory  requirements in Arizona necessary to fully entitle PRUCO to take the maximum  permissible  credit for the risks ceded under this  Agreement on each of its statutory  financial  statements.  TOLIC acknowledges that PRUCO is entering into this Agreement in reliance upon this and other  representations  and  warranties  of TOLIC,  and TOLIC agrees  that,  except as provided in the  immediately  following paragraph,  PRUCO's  right of recapture  under Section 20 of this  Agreement  will be triggered if, at any point in the future during the term of this Agreement, this representation and warranty is no longer true and correct.

         If at any point in the future  during the term of this  Agreement,  TOLIC's  representation  and  warranty in the  immediately preceding  paragraph  is no longer true and  correct,  PRUCO's  right of  recapture  in Section 20 of this  Agreement  will be triggered  unless  TOLIC  elects  to,  and  does,  provide,  on a timely  basis,  additional  security  in the form of a trust structure,  letter of credit,  or other security  acceptable to PRUCO.  To avoid PRUCO's right of recapture  being  triggered, any such  additional  security must in form and substance  satisfy all of the then current,  applicable  legal and  regulatory requirements  in Arizona so as to fully  entitle PRUCO to take the maximum  permissible  credit for the risks ceded under this
         Agreement on each of its statutory  financial  statements.  To be considered  furnished  "on a timely  basis," the  additional security  must be in place and in effect  prior to the date  legally  required  to  enable  PRUCO to avoid any  period of time during  which  credit may not  lawfully  continue  to be taken on each of PRUCO's  statutory  financial  statements.  If TOLIC elects to furnish  additional  security in the form of one or more  letters of credit,  to avoid  PRUCO's  right of  recapture under Section 20 of this Agreement,  any such letter of credit mush meet the additional  requirements  set forth in Section 11 of Schedule A attached hereto.

26.      MEDICAL INFORMATION BUREAU

         TOLIC is required to strictly  adhere to the Medical  Information  Bureau Rules,  and PRUCO agrees to abide by these Rules, as amended from time to time. PRUCO will not submit a preliminary  notice,  application for reinsurance,  or reinsurance  cession to TOLIC  unless PRUCO has a signed, currently required Medical Information Bureau authorization.

27.      GOVERNING LAW

         This Agreement  shall be governed by the laws of the State of Arizona  without giving effect to the principles of conflicts of laws thereof.

28.      ASSIGNMENT

         This Agreement is not assignable by either party except by the express written consent of the other.

In witness of the above,  PRUCO and TOLIC have by their respective  officers  executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of April 30, 2000.

----------------------------------------------------------- --------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY                                TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

By:________________________________                         By:______________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

By:________________________________                         By:______________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

                                                            TA treaty number: 5934-10

                                                              SCHEDULE A

                                                         REINSURANCE COVERAGE
---------------------------------------------------------------------------------------------------------------------------------------

1.       PLANS REINSURED:

         This Agreement covers the following plans:

o        PruLife Universal (UL) - Policies issued by PRUCO (Form Number UL-2000 and all state variations)
o        PruLife Custom Premier (VUL II) - Policies issued by PRUCO (Form Number VUL-2000 and all state variations)
o        PruLife Advisor Select 2002 (Pro Funds) - Policies issued by PRUCO (Form Number VULPAS 2002 and all state variations)
o        Target Term Rider (TTR) issued by PRUCO (currently available on VUL II policies)

         Excluded from reinsurance  under this Agreement are the Waiver of Premium and Accidental Death Benefits  included in the above reinsured  policies.  Also excluded from  reinsurance  under this Agreement are riders that provide  additional life insurance on the lives of any dependent children of the policyholder.  Included under this Agreement is the Living Needs Benefit rider.

2.       AUTOMATIC PORTION REINSURED:

         US/Canadian Residents

          UL-VUL II - TOLIC will automatically reinsure an amount equal to 10% of the net amount at risk related to the first layer of the face amount of insurance.

         ProFunds - TOLIC will  automatically  reinsure an amount  equal to 10% of the net amount at risk related to the first layer of the face  amount  of  insurance.The  net  amount  of risk is  determined  as of the  issue  date and  each  subsequent  policy anniversary  and is defined as the death  benefit  minus the contract  fund.  The first layer of the face amount varies by age and rating class and is shown in Schedule A, Section 4 below.

3.       AUTOMATIC RETENTION LIMIT:

         UL-VUL II - PRUCO will retain at least 10% of each policy.   PRUCO may cede up to 80% of each policy on a first-dollar quota share basis to other reinsurers.

         ProFunds - PRUCO will  retain at least 10% of each  policy.  PRUCO may cede up to 80% of each policy on a  first-dollar  quota share basis to other reinsurers.

4.       AUTOMATIC ACCEPTANCE LIMIT:

         For any policy to be reinsured under automatic reinsurance, the face amount will not exceed the Automatic Issue Limits shown in the following tables:

         US/Canadian Residents - No Foreign Travel - Non-Smoker

          =========================== ========================= ============================= ============================
             Issue Age of Insured      No Substandard Rating            Class A - D                   Class E - H
          --------------------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
               Ages:       0 - 65           $ 70,000,000                $ 65,000,000                 $ 43,000,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         66 - 70            $ 57,000,000                $ 52,000,000                 $ 33,000,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         71 - 75            $ 43,000,000                $ 40,000,000                 $ 22,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         76 - 77            $ 25,000,000                $ 22,000,000                 $ 15,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         78 - 80            $ 21,000,000                $ 18,000,000                 $ 11,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         81 - 85            $ 13,000,000                $ 11,000,000                     None
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         86 - 90            $ 5,050,000                 $ 4,050,000                      None
          =========== =============== ========================= ============================= ============================

---------------------------------------------------------------------------------------------------------------------------------------
         US/Canadian Residents - No Foreign Travel - Smoker

          =========================== ========================= ============================= ============================
             Issue Age of Insured      No Substandard Rating            Class A - D                   Class E - H
          --------------------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
               Ages:       0 - 65           $ 60,000,000                $ 60,000,000                 $ 43,000,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         66 - 70            $ 47,000,000                $ 47,000,000                 $ 32,000,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         71 - 75            $ 38,000,000                $ 38,000,000                 $ 22,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         76 - 77            $ 22,000,000                $ 22,000,000                 $ 14,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         78 - 80            $ 18,000,000                $ 18,000,000                 $ 10,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         81 - 85            $ 11,000,000                $ 10,000,000                     None
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         86 - 90            $ 4,050,000                 $ 3,050,000                      None
          =========== =============== ========================= ============================= ============================

         US/Canadian Residents - Foreign Travel

          ===================== ===================== ================= =====================
                                Pref. Best - Class C    Class D - E     Greater than Class E
          --------------------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
               Ages:    0 - 70      $ 6,666,000         $ 5,000,000             None
                      --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      71 - 75       $ 5,000,000         $ 3,333,000             None
          ----------- --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================= =====================

         For any policy to be reinsured under automatic reinsurance, the amounts subject to reinsurance are the First Layer of
         Coverage amounts shown in the following tables:

         US/Canadian Residents - No Foreign Travel

          =========================== ========================= =============================
             Issue Age of Insured       Pref. Best - Class D            Class E - H
          --------------------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
               Ages:       0 - 65           $ 50,000,000                $ 35,000,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         66 - 70            $ 40,000,000                $ 25,000,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         71 - 75            $ 35,000,000                $ 15,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         76 - 77            $ 15,000,000                $ 10,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         78 - 80            $ 10,000,000                $ 5,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         81 - 85            $ 5,000,000                     None
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         86 - 90            $ 1,500,000                     None
          =========== =============== ========================= =============================

         US/Canadian Residents - Foreign Travel

          ===================== ===================== ================= =====================
                                Pref. Best - Class C    Class D - E     Greater than Class E
          --------------------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
               Ages:    0 - 70      $ 6,666,000         $ 5,000,000             None
                      --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      71 - 75       $ 5,000,000         $ 3,333,000             None
          ----------- --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================= =====================

         For any policy to be reinsured under automatic reinsurance, the amounts reinsured with TOLIC on that life will not exceed the amounts in the following tables:

         US/Canadian Residents - No Foreign Travel

          =========================== ========================= =============================
             Issue Age of Insured       Pref. Best - Class D            Class E - H
          --------------------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
               Ages:       0 - 65           $ 5,000,000                 $ 3,500,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         66 - 70            $ 4,000,000                 $ 2,500,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         71 - 75            $ 3,500,000                 $ 1,500,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         76 - 77            $ 1,500,000                 $ 1,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         78 - 80            $ 1,000,000                  $ 500,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         81 - 85             $ 500,000                      None
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         86 - 90                None                        None
          =========== =============== ========================= =============================

         US/Canadian Residents - Foreign Travel

          ===================== ===================== ================== ====================
                                Pref. Best - Class C     Class D - E     Greater than Class
                                                                                  E
          --------------------- --------------------- ------------------ --------------------
          ----------- --------- --------------------- ------------------ --------------------
               Ages:    0 - 70       $ 666,600            $ 500,000             None
                      --------- --------------------- ------------------ --------------------
          ----------- --------- --------------------- ------------------ --------------------
                      71 - 75        $ 500,000            $ 333,300             None
          ----------- --------- --------------------- ------------------ --------------------
          ----------- --------- --------------------- ------------------ --------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================== ====================

5.       JUMBO LIMIT:

         For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies will not exceed the following amounts:

         US/Canadian Residents- No Foreign Travel

          $70,000,000 for all ages and rating classes.

         US/Canadian Residents - Foreign Travel

          $35,000,000 for issue ages through age 75 and rating classes through class E.  $0 for issue ages over 75 or rating classes higher than E.

         Non US/Canadian Residents

          $35,000,000 for issue ages through age 75 and rating classes through class E.  $0 for issue ages over 75 or rating classes higher than E.

6.       OCCUPATION EXCLUSION LIST FOR AUTOMATIC REINSURANCE

o        Entertainers
o        High Profile Athletes

7.       REPORTING PERIOD:

         The reporting period will be monthly.

8.       MINIMUM CESSION:

         The minimum amount per cession that can be reinsured with TOLIC is $5,000.

9.       RESERVES FOR REINSURANCE:

         The  reinsurance  reserve is the  one-year  term  reserve on the  portion  of each  policy  reinsured.  This  reserve  will be calculated using 1980 CSO ultimate mortality and 4 ½ % interest.

10.      RISK TRIGGER EVENT:

         A "Risk Trigger Event" means that any of the following has occurred:

(1)      TOLIC  does not have statutory surplus of at least $300 million;

(2)       TOLIC's representation and warranty contained in Section 25 of this Agreement (dealing with licensure/accreditation status and related matters) is no longer true and correct, except that if TOLIC elects to, and does, provide additional security in accordance with the requirements of the last paragraph of Section 25 of this Agreement, no Risk Trigger
              Event will be deemed to have occurred; or

(3)      TOLIC no longer has in effect a Qualified Rating (as defined below) from at least one of the Major Rating Agencies shown in the chart below, which is at least as high as the minimum levels shown:

               ==================================== ===================================
               Major Rating Agency                  Minimum Applicable Rating:
               ==================================== ===================================
               Fitch IBCA, Duff & Phelps            A rating of "A-" or higher.
               ------------------------------------ -----------------------------------
               ------------------------------------ -----------------------------------
               Moody Investor Services, Inc.        A rating of "A3" or higher.
               ------------------------------------ -----------------------------------
               ------------------------------------ -----------------------------------
               Standard & Poors Corporation         A rating of "A-" or higher.
               ==================================== ===================================

         "Qualified  Rating" shall mean the issuance of an insurance company  long-term,  financial strength rating from one or more of the Major Rating  Agencies that remains in effect,  that has not been suspended or withdrawn,  and that was issued as a result of the full interactive  ratings review process  (including  interviews with senior  management) by the Major Rating Agency in question.  (Use of the modifiers  "Q" or "Pi" by S&P or any similar  indication  that a rating is a  "qualified"  or "limited"
         rating by any other of the Major Rating  Agencies means that the rating does not constitute a "Qualified  Rating" for purposes of this Agreement.)

         If at any point in the future during the term of this Agreement,  TOLIC's  statutory  surplus falls below the amount specified in clause (1) above,  then PRUCO's right of recapture in Section 20 of this  Agreement  will be triggered  unless TOLIC elects to,  and  does,  provide,  on a timely  basis,  additional  security  in the form of (1) a letter  of  credit  that  meets the requirements  set forth in the 'Letter of Credit  Provisions'  in the Section 11 of this Schedule A, (2) funds held on deposit or (3) some other form of security acceptable to PRUCO.

11.      LETTER OF CREDIT PROVISIONS:

a.       Under the circumstances  described in the last paragraph of Section 25 of this Agreement or under the circumstances  described in the last paragraph of Section 10 of this Schedule A, TOLIC may apply for,  provide to PRUCO,  and maintain  during the entire term of this  Agreement,  one or more  letters of credit with  respect to all the amounts  recoverable  from TOLIC under this Agreement  (collectively,  the "Letters of Credit") so as to avoid triggering PRUCO's right of recapture under
              Section  20. If TOLIC  elects to do so,  each of the Letters of Credit must  individually  satisfy  the  requirements  of subsections  b.,  c. and d.  below and all of the  Letters  of Credit  collectively  must  satisfy  the  requirements  of subsections  e. and f.  below.  In  addition,  each  Letter  of  Credit  individually  and all of the  Letters  of Credit collectively  must satisfy any other applicable legal or regulatory  requirement of Arizona that must be complied with in order to ensure  that PRUCO is  entitled to take the  maximum  credit for the risks  ceded  under this  Agreement  on its statutory financial statements.

b.       Each of the  Letters of Credit  must:  (I) be an original  and signed by an  authorized  official  of the  issuing  bank or an authorized  official of the confirming  bank (in the case of a confirmation  meeting the  requirements  of this Section);
              (II)  contain an issuance  date and contain an expiry date that is no earlier  than one  calendar  year from the issuance date;  (III) be issued or confirmed by a "Qualified  Bank" (as defined in subsection c. below);  (IV) be issued on behalf of TOLIC as the "Applicant"  and include such  indication in a boxed area that states it is "For Internal  Identification
              Purposes  Only" (or  similar  words to that  effect)  and that does not  affect  the terms of the Letter of Credit or the bank's obligations  thereunder;  (V) be issued to PRUCO as "Beneficiary" and expressly indicate in the body of the Letter of Credit that the definition of the "Beneficiary"  under the Letter of Credit includes any successor by operation of law of PRUCO,  including,  without limitation,  any liquidator,  rehabilitator,  receiver,  or conservator for PRUCO; (VI) be issued,  presentable and payable at an office of the issuing or confirming bank within the United States; (VII) be "clean and unconditional"  (meaning that the Letter of Credit makes no reference to any other agreement,  document or entity and provides that the Beneficiary  need only draw a sight draft under the Letter of Credit or confirmation  and present it to promptly  obtain funds and that no other document need be  presented);  (VIII) contain a statement that it is not subject to any agreement,  condition or qualification outside the Letter of Credit itself; (IX)contain a statement to the effect that the obligation of the issuing bank under the Letter of Credit is an individual  obligation of such bank and is in no way contingent upon  reimbursement  with respect thereto;  (X) be irrevocable and contain an "evergreen  clause" (meaning that the letter of credit or  confirmation  cannot be revoked  prior to its  expiry  date and that it will  automatically renew prior to the occurrence of the expiry date unless written  notice sent by U.S.  registered  mail has been delivered to PRUCO as Beneficiary at the notice address  stipulated in subsection d. of this section not less than 30 days prior to the  expiry  date);  (XI)  state that it is  subject  to and  governed  by the laws of the State of Arizona  and the 1993
              Revision  of the  Uniform  Customs  and  Practice  for  Documentary  Credits of the  International  Chamber  of  Commerce
              (Publication  500) and that,  in the event of any  conflict,  the laws of the State of Arizona  will  control;  and (XII)
              contain a provision for an extension of time, of not less than 30 days after resumption of business,  to draw against the
              Letter of Credit in the event that one or more of the occurrences described in article 17 of Publication 500 occurs.

c.       As used in  subsection  b. of this  Section 11, the term  "Qualified  Bank" shall mean a bank or trust  company  that:  (I) is organized and existing, or in the case of a branch or agency office of a foreign banking organization is licensed,  under the laws of the United States or any state thereof;  (II) is regulated,  supervised and examined by United States Federal or state authorities  having regulatory  authority over banks and trust companies;  (III) is determined by the Securities
              Valuation Office of the National  Association of Insurance  Commissioners  to meet such standards of financial  condition and standing as are  considered  necessary and  appropriate  to regulate the quality of banks and trust  companies  whose letters of credit will be acceptable to insurance regulatory  authorities;  (IV) is not a foreign branch office of a bank or trust company organized and existing in the United States;  and (V) is not a parent,  subsidiary or affiliate of PRUCO or TOLIC.

d.       Each Letter of Credit must indicate that notices of non-renewal will be sent to the following  address,  or such other address as may be indicated in a notice sent by PRUCO to the issuing or confirming bank:

              Chief Actuary
              PRUCO Life Insurance Company
              213 Washington Street
              Newark, New Jersey  07102-2992

e.       All of the Letters of Credit must, in the aggregate,  provide for a maximum amount that can be drawn  thereunder of a sum that is at least as great as PRUCO has indicated will be required  under this Agreement and under the respective  terms of all other  related  reinsurance  agreements  between  TOLIC and  PRUCO for which a Risk  Trigger  Event,  as  defined  in the respective  reinsurance  agreements,  has  occurred.  Each year  around  December  1,  PRUCO will  indicate  to TOLIC the aggregate coverage amount needed under all of the Letters of Credit as well as any other information  necessary for TOLIC to provide  PRUCO the required  Letters of Credit prior to December 31. The cost for all Letters of Credit  furnished and maintained under this Agreement will be borne solely by TOLIC.

f.       TOLIC  and PRUCO  agree  that any or all of the  Letters  of Credit  provided  by TOLIC  pursuant  to the  provisions  of this
              Agreement may be drawn upon in full or in part at any time,  notwithstanding any other provisions in this Agreement,  and may be utilized by PRUCO or any successor by operation of law of PRUCO  including,  without  limitation,  any liquidator, rehabilitator, receiver or conservator of PRUCO for any of the following purposes:

i.       to  reimburse  PRUCO for  TOLIC's  share of  premiums  returned  to the owners of  policies  reinsured  under the  reinsurance agreement on account of cancellations of such policies;

ii.      to  reimburse  PRUCO for TOLIC's  share of benefits or losses  paid by PRUCO under the terms and  provisions  of the  policies reinsured under this Agreement;

iii.     to pay any other amounts PRUCO claims are due under this Agreement:

                  All of the foregoing will be applied without diminution because of insolvency on the part of PRUCO or TOLIC.

g.       TOLIC  and PRUCO  agree  that any or all of the  Letters  of Credit  provided  by TOLIC  pursuant  to the  provisions  of this
              Agreement may be drawn upon in full or in part upon notice of  non-renewal of the Letter of Credit,  notwithstanding  any other  provisions  in this  Agreement,  and may be  utilized  by  PRUCO or any  successor  by  operation  of law of PRUCO including, without limitation, any liquidator, rehabilitator, receiver or conservator of PRUCO for the following purpose:

i.       to fund an account with PRUCO in an amount at least equal to the deduction,  for reinsurance  ceded, from PRUCO's  liabilities for  policies  ceded under this  Agreement.  Such amount  shall  include,  but not be limited to, reserves  for claims and losses incurred (including losses incurred but not reported),  loss adjustment expenses,  and unearned premiums.

              The foregoing will be applied without diminution because of insolvency on the part of PRUCO or TOLIC.

              TOLIC further acknowledges and agrees that PRUCO or any successor by operation of law of PRUCO including, without limitation, any liquidator, rehabilitator, receiver or conservator of PRUCO may draw upon any or all of the Letters of
              Credit in full or in part in the event that:  (I) a notice of cancellation or non-renewal has been issued by the issuing or confirming bank under any of the Letters of Credit and TOLIC has not obtained one or more replacement letters of credit that satisfy all of the applicable requirements of this Section 11 by that date which is ten days prior to the earliest expiry date of the Letter of Credit or Letters of Credit as to which notice of cancellation or non-renewal has been sent; or (II) the maximum amount that may be drawn under any of the Letters of Credit has been reduced or PRUCO has communicated to TOLIC in accordance with the provisions of subsection e. of this Section 11 a need to increase the aggregate amount available under all of the Letters of Credit and TOLIC has not obtained one or more replacement Letters of Credit or one or more additional Letters of Credit so that all issued and outstanding Letters of Credit that will remain in effect provide for coverage in an amount sufficient to meet the requirements of subsection e. of this Section
              11.

12.      RISK RETENTION LIMITS:

         The total amount of insurance retained on an individual life for PRUCO and its affiliates will not exceed the risk retention limits in the following tables.

         Non-Smokers

               ======================== ====================== ====================== ========================
                Issue Age of Insured    No Substandard Rating       Class A - D             Class E - H
               ------------------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                    Ages:    0 - 65          $30,000,000           $ 25,000,000            $ 15,000,000
                           ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             66 - 70         $25,000,000           $ 20,000,000            $ 13,000,000
                           ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             71 - 75         $15,000,000           $ 12,000,000            $ 10,000,000
               ----------- ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             76 - 80         $13,000,000           $ 10,000,000             $ 7,000,000
               ----------- ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             81 - 85         $9,000,000             $ 7,000,000             $ 5,000,000
               ----------- ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             86 - 90         $4,000,000             $ 3,000,000             $ 2,000,000
               =========== ============ ====================== ====================== ========================

         Smokers

               ======================== ====================== ====================== ========================
                Issue Age of Insured    No Substandard Rating       Class A - D             Class E - H
               ------------------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                    Ages:    0 - 65          $20,000,000           $ 20,000,000            $ 15,000,000
                           ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             66 - 70         $15,000,000           $ 15,000,000            $ 12,000,000
                           ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             71 - 75         $10,000,000           $ 10,000,000            $ 10,000,000
               ----------- ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             76 - 80         $10,000,000           $ 10,000,000             $ 6,000,000
               ----------- ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             81 - 85         $7,000,000             $ 6,000,000             $ 4,000,000
               ----------- ------------ ---------------------- ---------------------- ------------------------
               ----------- ------------ ---------------------- ---------------------- ------------------------
                             86 - 90         $3,000,000             $ 2,000,000             $ 2,000,000
               =========== ============ ====================== ====================== ========================

                                                              SCHEDULE B

                                            AUTOMATIC AND FACULTATIVE REINSURANCE PREMIUMS
---------------------------------------------------------------------------------------------------------------------------------------

1.       STANDARD ANNUAL REINSURANCE PREMIUMS

         The standard annual  reinsurance  premiums per $1,000 of net amount at risk for (1) all cessions of automatic  reinsurance and facultative  obligatory  reinsurance and (2) all cessions of facultative  reinsurance in the amount of $5 million or less will be the product of the rates in the table attached to this Schedule B and the following factors:

          =====================================================================================
                     Face amounts $100,000 and greater AND issue age 18 and greater
          -------------------------------------------------------------------------------------
          ---------------- --------------------------------------------------------------------

          ---------------                                Factor
           Rating Class
          ---------------- --------------------------------------------------------------------
          ---------------- --------------------------------- ----------------------------------
                             UL-VUL II All Durations and
                               ProFunds Durations 1-20            ProFunds Durations 21+
          ---------------- --------------------------------- ----------------------------------
                    1                    .315                               .3940
          ---------------- --------------------------------- ----------------------------------
          ---------------- --------------------------------- ----------------------------------
                    2                    .384                               .4800
          ---------------- --------------------------------- ----------------------------------
          ---------------- --------------------------------- ----------------------------------
                    3                    .493                               .6163
          ---------------- --------------------------------- ----------------------------------
          ---------------- --------------------------------- ----------------------------------
                    4                    .633                               .7913
          ---------------- --------------------------------- ----------------------------------
          ---------------- --------------------------------- ----------------------------------
                    5                   1.028                             1.2850
          ---------------- --------------------------------- ----------------------------------
          ---------------- --------------------------------- ----------------------------------
                    6                   1.295                             1.6188
          ================ ================================= ==================================

          =====================================================================================
                        Face amount less than $100,000 OR issue age less than 18
          -------------------------------------------------------------------------------------
          ---------------- --------------------------------------------------------------------

           Rating Class                                  Factor
          ---------------- --------------------------------------------------------------------
          ---------------- --------------------------------- ----------------------------------
                             UL-VUL II All Durations and
                               ProFunds Durations 1-20            ProFunds Durations 21+
          ---------------- --------------------------------- ----------------------------------
                    1                     N/A                                N/A
          ---------------- --------------------------------- ----------------------------------
          ---------------- --------------------------------- ----------------------------------
                    2                     N/A                                N/A
          ---------------- --------------------------------- ----------------------------------
          ---------------- --------------------------------- ----------------------------------
                    3                     N/A                                N/A
          ---------------- --------------------------------- ----------------------------------
          ---------------- --------------------------------- ----------------------------------
                    4                     .705                              .8813
          ---------------- --------------------------------- ----------------------------------
          ---------------- --------------------------------- ----------------------------------
                    5                     N/A                               N/A
          ---------------- --------------------------------- ----------------------------------
          ---------------- --------------------------------- ----------------------------------
                    6                   1.473                             1.8413
          ================ ================================= ==================================

         The standard annual reinsurance premiums per $1,000 for cessions of facultative obligatory reinsurance and facultative reinsurance in excess of $5 million will be the product of the rates in the table attached to this Schedule B and the following factors:

          ================ ====================================================================
                                                         Factor
           Rating Class
          ---------------- --------------------------------------------------------------------
          ---------------- ---------------------------------- ---------------------------------
                              UL-VUL II All Durations and
                                ProFunds Durations 1-20            ProFunds Durations 21+
          ---------------- ---------------------------------- ---------------------------------
                    1                     .347                             .4338
          ---------------- ---------------------------------- ---------------------------------
          ---------------- ---------------------------------- ---------------------------------
                    2                     .422                             .5275
          ---------------- ---------------------------------- ---------------------------------
          ---------------- ---------------------------------- ---------------------------------
                    3                     .542                             .6775
          ---------------- ---------------------------------- ---------------------------------
          ---------------- ---------------------------------- ---------------------------------
                    4                     .696                             .8700
          ---------------- ---------------------------------- ---------------------------------
          ---------------- ---------------------------------- ---------------------------------
                    5                    1.131                             1.4138
          ---------------- ---------------------------------- ---------------------------------
          ---------------- ---------------------------------- ---------------------------------
                    6                    1.425                             1.7813
          ================ ================================== =================================

2.       SUBSTANDARD ANNUAL REINSURANCE PREMIUMS

         Substandard extra premiums are available on classes 4 and 6 (Non-Smoker and Smoker).  For substandard issues, the substandard extra reinsurance premium (plus any flat extra) is payable for 20 years.  After this period, the base reinsurance premium (plus any flat extra) is payable until the end of the premium paying period.

         The substandard extra annual reinsurance premiums per $1,000 for substandard issues will be the product of the base reinsurance premiums per $1,000 and the factor for the appropriate rating class.

         Note that this is the total premium per $1,000, including both the base and substandard premium.

         The factors are as follows:

         ============================ ==================================
                Rating Class
                                                   Factor
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      A                             1.40
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      B                             1.65
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      C                             1.90
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      D                             2.25
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      E                             2.75
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      F                             3.25
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      G                             3.75
         ---------------------------- ----------------------------------
         ---------------------------- ----------------------------------
                      H                             4.50
         ============================ ==================================

3.      FLAT EXTRA REINSURANCE PREMIUMS

        The flat extra reinsurance premium per $1,000 will be the product of flat extra premiums charged by PRUCO and the factors in the following table:

         ===============================================================
                 Permanent Flat Extra Premiums (i.e., for more than 5
                                   years duration)
         ---------------------------------------------------------------
                     First year                      .25
         ----------------------------- ---------------------------------
         ----------------------------- ---------------------------------
                    Renewal year                     .90
         ============================= =================================

         ===============================================================
                   Temporary Flat Extra Premiums (i.e., for 5 years
                                  duration or less)
         ---------------------------------------------------------------
                        All years                       .90
         =================================== ===========================

4.      AGE BASIS

        Age Last Birthday.

5.      PREMIUM TAXES

        Premium taxes are not reimbursed.